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                                                               Exhibit 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31115) pertaining to the 1996 Incentive Stock Option Plan, the 1996 Incentive Stock Option Plan No. 2, the 1997 Employee Stock Purchase Plan, and the 1997 Equity Incentive Plan of At Home Corporation, the Registration Statement (Form S-8 No. 333-38833) pertaining to the 1997 Equity Incentive Plan of At Home Corporation, the Registration Statement (Form S-8 No. 333-60037) pertaining to the 1997 Equity Incentive Plan and the 1997 Employee Stock Purchase Plan of At Home Corporation, the Registration Statement (Form S-8 No. 333-79883) pertaining to the 1997 Equity Incentive Plan of At Home Corporation, the 1995 Equity Incentive Plan, the 1996 Equity Incentive Plan, the 1996 Directors Stock Option Plan, and the 1996 Employee Stock Purchase Plan of Excite, Inc., the Stock Option Plan of Netbot, Inc., the 1997 Equity Compensation Plan of MatchLogic, Inc., the 1996 Option Plan of Throw, Inc., and the 1996 Stock Option Plan of Classifieds2000, Inc., the Registration Statement (Form S-8 No. 333-81477) pertaining to the 1995 Stock Option Plan, the 1998 Equity Incentive Plan of Narrative Communications Corp., the Registration Statement (Form S-8 No. 333-90327) pertaining to the 1997 Stock Option Plan and the 1999 Stock Option Plan of iMall, Inc., the Registration Statement (Form S-8 No. 333-93339) pertaining to the Amended and Restated 1999 Stock Option/Stock Issuance Plan of The Hartford House, Ltd., the Registration Statement (Form S-8 No. 333-31532) pertaining to the 2000 Equity Incentive Plan of At Home Corporation, the 1999 Stock Plan of Kendara, Inc. and the 1999 Stock Option/Stock Issuance Plan of The Hartford House, Ltd., the Registration Statement (Form S-3 No. 333-60049) and the related Prospectus of At Home Corporation for the registration of 2,875,000 shares of its Series A common stock, the Registration Statement (Amendment No. 3 to Form S-3 No. 333-72669) and the related Prospectus of At Home Corporation for the registration of 919,000 shares of its Series A common stock, the Registration Statement (Amendment No. 1 to Form S-3 No. 333-78419) and the related Prospectus of At Home Corporation for the registration of $437,000,000 principal amount 5.246% Convertible Subordinated Debentures Due 2018 and 5,724,700 shares of its Series A common stock, the Registration Statement (Amendment No. 1 to Form S-3 No. 333-91001) and the related Prospectus of At Home Corporation for the registration of 4,769,696 shares of its Series A common stock, the Registration Statement (Amendment No. 1 to Form S-3 No. 333-94045) and the related Prospectus of At Home Corporation for the registration of 10,673,549 shares of its Series A common stock, the Registration Statement (Form S-3 No. 333-31530) and the related Prospectus of At Home Corporation for the registration of 5,285,600 shares of its Series A common stock, and the Registration Statement (Form S-3 No. 333-32228) and the related Prospectus of At Home Corporation for the registration of $500,000,000 principal amount 4.75% Convertible Subordinated Notes Due 2006 and 8,846,246 shares of its Series A common stock, of our report dated January 20, 2000, with respect to the consolidated financial statements and schedules of At Home Corporation included in this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 1999.


                                                           /s/ Ernst & Young LLP



San Jose, California
April 28, 2000